SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


	FORM 8-K


	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 15, 2008

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)564-3122

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


						Page 1 of 4 pages

Item 8.01.  OTHER EVENTS.


Press Release.

	The following is the text of the press release dated May 15, 2008 reporting Transtech Industries, Inc.'s results of operations for the quarter ended March 31, 2008.


TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
FOR THE QUARTER ENDED MARCH 31, 2008

	PISCATAWAY, N.J., May 15, 2008 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the quarter ended March 31, 2008.
The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

	Revenues for the electricity generation segment for the quarters ended March 31, 2008 and 2007 were $159,000 and $133,000, respectively. The increase in revenue was due to an increase in fee received per kWh. Gross revenues of the environmental services segment for the period in 2008 and 2007 were $219,000 and $272,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the quarters ended March 31, 2008 and 2007 were $704,000 and $578,000, respectively. The net increase in costs was primarily due to an increase in professional fees and general operating expenses.

	Other income for the quarters ended March 31, 2008 and 2007 was $121,000 and $114,000, respectively.

	Income tax benefit for the quarters ended March 31, 2008 and 2007 was $144,000 and $110,000, respectively.

	Net loss for the quarter ended March 31, 2008 was $280,000, or $.09 per share, versus a net loss of $221,000, or $.07 per share, for the period in 2007.

	The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and legal expenses on matters related to its past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

	As previously disclosed, the Company has challenged an arbitrator's award of $3.5 million of insurance proceeds, held in escrow since 2002, to SCA Services, Inc. The arbitrator's ruling was affirmed by a District Court and in December, 2005 the Company filed an appeal of the Court's decision. The Court of Appeals affirmed the lower Court's decision March 24, 2008. The Company has filed an appeal of this recent decision. The amount held in escrow is not reflected on the Company's financial statements; therefore the Court's decision will not adversely impact the Company's financial statements.

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

	Presented below are the unaudited consolidated balance sheet of the Company as of March 31, 2008 and comparative consolidated statements of operations for the quarters ended March 31, 2008 and 2007.

TRANSTECH INDUSTRIES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
As of March 31, 2008
(Unaudited, in $000's)

Assets
Cash and cash equivalents                              $   717
Marketable securities                                    3,292
Restricted escrow accounts                               1,025
Other current assets                                       662
   Total current assets                                  5,696
Restricted escrow accounts                              6,652
Other assets                                             2,127
   Total assets                                        $14,475

Liabilities and Stockholders' Equity
Total current liabilities                              $ 2,037
Income taxes payable                                       698
Accrued post-closure costs                               7,600
Other liabilities                                           15
Stockholders' equity                                     4,125
   Total Liabilities and Stockholders' Equity          $14,475


CONSOLIDATED STATEMENTS OF OPERATIONS
(In $000's, except per share data)

                                           For the Quarters
                                            Ended March 31,
                                         2008            2007
 Gross Revenues                         $ 378           $ 405
Less: Eliminations                       (219)           (272)
Net Revenues                              159             133
Cost of Operations                       (704)           (578)
Other Income                              121             114
Income Tax Benefit (Expense)              144             110
Net Income (Loss)                       $(280)          $(221)
Loss per common share:
  Net Income (Loss)                     $(.09)          $(.07)
Number of shares used in
  calculation                       2,979,190       2,979,190


	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  May 15, 2008